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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 21, 1996

                               CISCO SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

       California                     0-18225                  77-0059951
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)

170 West Tasman Drive, San Jose, California                         95134
(Address of principal executive offices)                         (Zip Code)

Company's telephone number, including area code:   (408) 526-4000


- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM  5.    OTHER EVENTS.

            On April 21, 1996, the Registrant agreed to acquire StrataCom, Inc., a Delaware corporation ("Target"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Registrant, Jet Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into Target. The Merger will be accomplished pursuant to the Agreement and Plan of Reorganization, dated as of April 21, 1996, among the Registrant, Target and Merger Sub, and a related Certificate of Merger (collectively, the "Merger Agreements"). The Merger of Merger Sub with and into Target will occur following the approval of the Merger Agreements by the stockholders of Target at a stockholders meeting held on or about June 25, 1996 and the satisfaction of certain other closing conditions. As a result of the Merger, the Registrant will become the owner of 100% of the issued and outstanding common stock of Target and each outstanding share of Target Common Stock will be converted into a factor derived by dividing $50.00 by the average of the closing prices of the Registrant's Common Stock as quoted on the Nasdaq National Market for the fifteen trading days immediately preceding (and including) the fifth trading day prior to the Target Stockholders meeting; provided that, if the actual quotient obtained thereby is less than one, the quotient shall be one, and if the actual quotient obtained thereby is more than 1.2195, the quotient shall be 1.2195 (the "Exchange Ratio").

            A total of approximately 79,54,384 shares of the Registrant's Common Stock will be issued to former Target stockholders in exchange for the acquisition by Merger Sub of all the outstanding Target capital stock and all unexpired and unexercised options to acquire Target capital stock will be assumed by the Registrant for exercise into the Registrant's Common Stock, of which there were 11,897,697 shares of Target Common Stock subject to exercise of outstanding options. The shares to be issued to Target shareholders will be issued pursuant to a registration statement on Form S-4, pursuant to the Securities Act of 1933, as amended.

                                       2.
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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   Financial Statements of Businesses Acquired. Not applicable.

            (b)   Pro Forma Financial Information.  Not applicable.

            (c)   Exhibits:

            Exhibit
            Number

            20.1  Press Release of the Registrant dated April 22, 1996.

                                       3.
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CISCO SYSTEMS, INC.


Dated:  April 21, 1996             By:  /s/ Larry R. Carter
                                        --------------------
                                        Larry R. Carter, Vice President, Finance
                                        and Administration, Chief Financial
                                        Officer and Secretary





                                       4.